UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 18, 2013


                               CEL-SCI CORPORATION
                    ---------------------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                        01-11889                  84-0916344
--------------------          ------------------------    ----------------------
(State or other jurisdiction    (Commission File No.)     (IRS Employer
of incorporation)                                           Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)



       Registrant's telephone number, including area code: (703) 506-9460



                                       N/A
                ------------------------------------------------
          (Former name or former address if changed since last report)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     CEL-SCI Corporation ("CEL-SCI") received a communication dated July 18, 2013 from the staff of the NYSE MKT LLC (the "Exchange") that, based on the Exchange staff's review of publicly available information, CEL-SCI was deemed to be noncompliant with certain continued listing standards of the Exchange as set forth in Part 10 of the NYSE MKT Company Guide (the "Company Guide"). In particular, based on the Company's quarterly report on Form 10-Q for the period ended March 31, 2013, noncompliance was noted with respect to the requirement of section 1003(a)(iv) of the Company Guide for NYSE MKT issuers. Additional information and provisions regarding the NYSE MKT requirements are found in Part 10 of its company guide.

     In order to maintain listing of the Company's common stock on the NYSE MKT, the Company is required to submit a plan by August 19, 2013, advising the Exchange of the actions the Company has taken, or will take, that would bring it into compliance with Section 1003(a)(iv) of the Company Guide by September 30, 2013. The company plans to submit this plan by August 19, 2013. If the Exchange accepts the plan, then the Company may be able to continue its listing during the plan period, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If the plan is not acceptable to the Exchange, or even if accepted, if the Company is not in compliance with the continued listing standards at the end of the plan period or the Company does not make progress consistent with the plan during such period, then the staff of the Exchange would be expected to initiate delisting proceedings. The Company may then appeal such a determination by the staff of the Exchange in accordance with the provisions of section 1010 and Part 12 of the Company Guide.

     The Company's common stock continues to trade on the Exchange. The Exchange has advised the Company that the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Association's Consolidated Tape System and Consolidated Quote System High Speed Tape to identify companies that are noncompliant with the Exchange's continued listing standards. The indicator, "BC", will not change the Company's trading symbol itself, but will be disseminated as an extension of the Company's symbol on the CTS and CQS whenever the Company's trading symbol is transmitted with a quotation or trade.

Item 8.01.  Other Events.

     On July 19, 2013 the Company issued a press release announcing its receipt from the Exchange of a notice of the Company's failure to satisfy a continued listing standard. The full text of this press release is attached hereto as
Exhibit 99.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 19, 2013                      CEL-SCI CORPORATION



                                 By:  /s/ Geert R. Kersten
                                      ------------------------------------------
                                      Geert R. Kersten, Chief Executive Officer